NEWS RELEASE
ROB FREDERICK	LEANNE CUNNINGHAM
VICE PRESIDENT	SENIOR VICE PRESIDENT
BROWN-FORMAN BRAND & COMMUNICATIONS	SHAREHOLDER RELATIONS OFFICER
502-774-7707	502-774-7287

BROWN-FORMAN ANNOUNCES CHANGE IN BOARD OF DIRECTORS CHAIR
Succession Reinforces Long-term Focus of the 150-year-old Company

January 27, 2021, LOUISVILLE, KY - Brown-Forman Corporation announces today that after 14 years of distinguished service as Board Chair, G. Garvin Brown IV will retire from the Board of Directors in July. He will be succeeded by Campbell P. Brown, who will assume the Chair role at the company’s Annual Meeting of Stockholders.

“Brown-Forman has endured and thrived as an independent beverage alcohol company in part because of our deliberate and well-planned leadership transitions, like the one being announced today,” said Garvin Brown. “Over the past several years, I have worked with our Lead Independent Director and Chair of the Corporate Governance and Nominating Committee, John Cook, to prepare for a thoughtful transition. Now, as we conclude our 150th year as an independent, family-controlled distillery, the time is right to entrust leadership of the Board to Campbell. He brings to this position a deep knowledge of brand building, commercial and corporate strategy, and a profound appreciation for the company, its people, and its many stakeholders.”

“Garvin’s steady hand these last 14 years has helped the Board of Directors navigate skillfully through a global recession, portfolio re-shaping, significant capital investments, a CEO transition, and more recently a global pandemic,” said Lawson Whiting, President and CEO, Brown-Forman Corporation. “He has been an invaluable partner to me, and an effective leader of the broader Board, given his instincts and experience as a true brand builder and business strategist. Perhaps most importantly, Garvin has exemplified the values at the core of Brown-Forman and recognized that our ambition to 'enrich the experience of life' requires an unwavering commitment to a culture of diversity and inclusion and a focus on environmental, social, and governance factors relevant to our company. His support of this work has been evident not only in the way he embodied these ideals, but the emphasis he places on them in the boardroom and beyond.”

During Garvin Brown’s tenure as the Board Chair, the Board’s stewardship contributed to Brown-Forman delivering top-tier total shareholder return over the long term, reliable top line growth, industry-leading return on invested capital, and recognition as an S&P 500 Dividend Aristocrat, marking 76 consecutive years of paying regular quarterly dividends and 37 consecutive years of dividend increases.

Garvin Brown added, “As I approach my retirement from Board service, I do so knowing the company is in excellent hands and that this transition is happening from a position of strength. Our company is resilient, as evidenced by our ability to withstand the uncertainty and upheaval of 2020, and it’s this resiliency that has allowed us to implement these changes with confidence. Together, Lawson and Campbell bring more than 50 years of beverage alcohol brand-building experience to Brown-Forman and in partnership with the Board, the management team, dedicated employees, and committed shareholders, the company has a bright future and will continue to thrive.”

“It’s been a privilege to lead the Corporate Governance and Nominating Committee since 2011, during which time we’ve worked on and outlined long-term succession planning projects such as this one, and the 2018 announcement on CEO succession,” said John Cook. “In Campbell, we see a true leader who has a history of brand building and a full understanding of the company’s culture and values. He is the right person to assume the role of Chair and to help steward Brown-Forman as we create long-term shareholder value.”

Campbell Brown said, “I am deeply honored by the Board’s decision to appoint me as its incoming Chair. Garvin and John, working alongside Lawson, have created an effective and dynamic Board. It will be my great pleasure to serve in this role and continue the journey George Garvin Brown set us on when he pledged Brown-Forman’s ambition, distilled into five simple words, that there is ‘Nothing Better in the Market.’”

This transition will be completed at the 2021 Annual Meeting of Stockholders.

G. Garvin Brown
G. Garvin Brown is a great-great grandson of the company’s founder. He began his career with Brown-Forman in 1996 as a wine salesperson in Metro New York and progressed through a series of corporate and operational roles. Notably, Garvin served as the Brand Director for Jack Daniel’s Tennessee Whiskey for Europe and Africa and Managing Director of Western Europe and Africa, two roles that further developed his skills as a brand and business leader. He joined the Board of Directors in 2006 as part of a planned transition between the fourth and fifth generations of the Brown family and assumed the responsibilities of Chair of the Board when Owsley Brown II relinquished them in 2007. Garvin is also a founding member of the Brown-Forman/Brown Family Shareholders Committee and a Board member of DendriFund, a foundation focused on the sustainability of elements needed to create excellent bourbon whiskey - wood, water, and grain.

Campbell P. Brown
Campbell P. Brown, 53, also a great-great grandson of the company’s founder, has been with Brown-Forman for 26 years. Campbell started his career as part of Brown-Forman’s march to globalization, leading business development efforts in critical emerging markets such as India and Turkey. Upon his return to the U.S., he progressively acquired more responsibility leading brand and commercial efforts and increasingly larger teams. Campbell managed Jack Daniel’s Tennessee Whiskey and, most recently, has been stewarding the renaissance of the company’s founding brand as President of Old Forester. He is also a founding member of the Brown-Forman/Brown Family Shareholders Committee, served on the board of DendriFund, and joined the Brown-Forman Board of Directors in 2016. Campbell serves on the Board of Directors for the Kentucky Distillers Association, representing Brown-Forman’s interests in its home state.

Brown-Forman Corporation
For 150 years, Brown-Forman Corporation has enriched the experience of life by responsibly building fine quality beverage alcohol brands, including Jack Daniel’s Tennessee Whiskey, Jack Daniel’s Tennessee RTDs, Jack Daniel’s Tennessee Honey, Jack Daniel’s Tennessee Fire, Gentleman Jack, Jack Daniel’s Single Barrel, Finlandia, Korbel, el Jimador, Woodford Reserve, Old Forester, Coopers’ Craft, Herradura, New Mix, Sonoma-Cutrer, Chambord, BenRiach, GlenDronach, Slane, and Fords Gin. Brown-Forman’s brands are supported by approximately 4,800 employees and sold in more than 170 countries worldwide. For more information about the company, please visit http://www.brown-forman.com/.

Important Information on Forward-Looking Statements:
This press release contains statements, estimates, and projections that are “forward-looking statements” as defined under U.S. federal securities laws. Words such as “aim,” “anticipate,” “aspire,” “believe,” “can,” “continue,” “could,” “envision,” “estimate,” “expect,” “expectation,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “pursue,” “see,” “seek,” “should,” “will,” “would,” and similar words indicate forward-looking statements, which speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. These risks and uncertainties include, but are not limited to:
•Impact of health epidemics and pandemics, including the COVID-19 pandemic, and the resulting negative economic impact and related governmental actions
•Risks associated with being a U.S.-based company with global operations, including commercial, political, and financial risks; local labor policies and conditions; protectionist trade policies, or economic or trade sanctions, including additional retaliatory tariffs on American spirits and the effectiveness of our actions to mitigate the negative impact on our margins, sales, and distributors; compliance with local trade practices and other regulations; terrorism; and health pandemics
•Failure to comply with anti-corruption laws, trade sanctions and restrictions, or similar laws or regulations
•Fluctuations in foreign currency exchange rates, particularly a stronger U.S. dollar
•Changes in laws, regulatory measures, or governmental policies – especially those that affect the production, importation, marketing, labeling, pricing, distribution, sale, or consumption of our beverage alcohol products
•Tax rate changes (including excise, sales, VAT, tariffs, duties, corporate, individual income, dividends, or capital gains) or changes in related reserves, changes in tax rules or accounting standards, and the unpredictability and suddenness with which they can occur
•Unfavorable global or regional economic conditions, particularly related to the COVID-19 pandemic, and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, political instability, higher inflation, deflation, lower returns on pension assets, or lower discount rates for pension obligations
•Dependence upon the continued growth of the Jack Daniel’s family of brands
•Changes in consumer preferences, consumption, or purchase patterns – particularly away from larger producers in favor of small distilleries or local producers, or away from brown spirits, our premium products, or spirits generally, and our ability to anticipate or react to them; legalization of marijuana use on a more widespread basis; shifts in consumer purchase practices from traditional to e-commerce retailers; bar, restaurant, travel, or other on-premise declines; shifts in demographic or health and wellness trends; or unfavorable consumer reaction to new products, line extensions, package changes, product reformulations, or other product innovation
•Decline in the social acceptability of beverage alcohol in significant markets
•Production facility, aging warehouse, or supply chain disruption
•Imprecision in supply/demand forecasting
•Higher costs, lower quality, or unavailability of energy, water, raw materials, product ingredients, labor, or finished goods
•Significant additional labeling or warning requirements or limitations on availability of our beverage alcohol products
•Competitors’ and retailers’ consolidation or other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets or distribution networks
•Route-to-consumer changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in higher fixed costs
•Inventory fluctuations in our products by distributors, wholesalers, or retailers
•Risks associated with acquisitions, dispositions, business partnerships, or investments – such as acquisition integration, termination difficulties or costs, or impairment in recorded value
•Counterfeiting and inadequate protection of our intellectual property rights
•Product recalls or other product liability claims, product tampering, contamination, or quality issues
•Significant legal disputes and proceedings, or government investigations
•Cyber breach or failure or corruption of key information technology systems, or failure to comply with personal data protection laws
•Negative publicity related to our company, products, brands, marketing, executive leadership, employees, board of directors, family stockholders, operations, business performance, or prospects
•Failure to attract or retain key executive or employee talent
•Our status as a family “controlled company” under New York Stock Exchange rules, and our dual-class share structure

For further information on these and other risks, please refer to our public filings, including the “Risk Factors” section of our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.
4